Exhibit 5(b)

May 21, 2012

NextEra Energy, Inc.
NextEra Energy Capital Holdings, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

We have acted as counsel to NextEra Energy, Inc., a Florida corporation (formerly known as FPL Group, Inc., “NEE”), and NextEra Energy Capital Holdings, Inc., a Florida corporation (formerly known as FPL Group Capital Inc, “NEE Capital”), in connection with the remarketing of $350,000,000 aggregate principal amount of NEE Capital’s Series C Debentures due June 1, 2014 (the “Debentures”) issued on May 26, 2009 under the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (the “Indenture”), between NEE Capital and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”), which Debentures are absolutely, irrevocably and unconditionally guaranteed (the “Guarantee”) by NEE pursuant to the Guarantee Agreement, dated as of June 1, 1999, between NEE, as Guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as Guarantee Trustee (the “Guarantee Agreement”).

We have participated in the preparation of or reviewed (1) Registration Statement Nos. 333‑160987, 333‑160987‑01, 333‑160987‑02, 333‑160987‑03, 333‑160987‑04, 333‑160987‑05, 333‑160987‑06, 333‑160987‑07 and 333‑160987‑08 (the “Registration Statement”), which Registration Statement was filed jointly by NEE, NEE Capital, Florida Power & Light Company, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I, FPL Group Trust II, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated August 3, 2009 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated May 16, 2012 (the “Prospectus Supplement”) relating to the remarketing of the Debentures, both such Base Prospectus and Prospectus Supplement filed pursuant to Rule 424 under the Securities Act; (3) the Indenture; (4) the Guarantee Agreement; (5) the corporate proceedings of NEE with respect to the Registration Statement, the Guarantee and the Guarantee Agreement; (6) the corporate proceedings of NEE Capital with respect to the Registration Statement, the Indenture and the Debentures; and (7) such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Debentures and the Guarantee, as it relates to the Debentures, are legally issued, valid, and binding obligations of NEE Capital and NEE, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors’ rights and remedies generally and general principles of equity.

In rendering the foregoing opinions, we have assumed that the certificates representing the Debentures conform to specimens examined by us and that the Debentures have been duly authenticated, in accordance with the Indenture, by the Trustee under the Indenture and the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the reference to us in the Base Prospectus and Prospectus Supplement under the caption “Legal Opinions” and to the filing of this opinion as an exhibit to a Current Report on Form 8‑K to be filed by NEE on or about May 21, 2012, which will be incorporated by reference in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the laws of the States of New York and Florida and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Squire Sanders (US) LLP, West Palm Beach, Florida. As to all matters of New York law, Squire Sanders (US) LLP is hereby authorized to rely upon this opinion as though it were rendered to Squire Sanders (US) LLP.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP